UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2009

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement with Bank of Montreal

On December 30, 2009, American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. (together, the “Canadian Subsidiaries”), wholly-owned subsidiaries of American Apparel, Inc. (the “Company”), entered into a secured revolving credit facility (the “Canadian Credit Agreement”) with Bank of Montreal (the “Bank”) which provides for borrowings of up to C$11,000,000, replacing a previous credit facility, dated December 3, 2007, among the Toronto-Dominion Bank, American Apparel Canada Wholesale Inc./American Apparel Canada Grossiste Inc. and Les Boutiques American Apparel Canada Inc./American Apparel Canada Retail Inc. The Company’s ability to borrow under this revolver is subject to the satisfaction of certain conditions no later than January 8, 2010.

The revolving credit facility is secured by movable hypothecs on all present and future movable property of the Canadian Subsidiaries, a deed of collateral hypothec on certain immovable property and related movable property owned by American Apparel Canada Wholesale Inc., a movable hypothec and pledge by the Company of all of its shares of the Canadian Subsidiaries, security by the Canadian Subsidiaries under Section 427 under the Bank Act (Canada) and general security agreements granting security over all of the present and after acquired personal property of the Canadian Subsidiaries. The Canadian Credit Agreement contains customary representations and warranties, events of default, affirmative covenants and negative covenants, as well as a financial covenant which requires the Canadian Subsidiaries to maintain a minimum fixed charge coverage ratio. The Canadian Credit Agreement also places certain limitations on the repatriation of funds by the Canadian Subsidiaries to the Company, but allows for a one-time payment to the Company of up to U.S.$5,338,000 on the date of the initial funding under the Canadian Credit Agreement.

Borrowings under the Canadian Credit Agreement are subject to certain advance provisions established by the Bank and bear interest at the Bank’s prime rate plus 2% per annum payable monthly with respect to loans denominated in Canadian Dollars or at the Bank’s U.S. Base Rate plus 2% per annum, payable monthly with respect to loans denominated in U.S. Dollars. The credit facility matures on December 30, 2012.

The foregoing description of the Canadian Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the Canadian Credit Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Seventh Amendment to the Credit Agreement with Bank of America, N.A.

On December 30, 2009, the Company, in its capacity as Facility Guarantor, American Apparel (USA), LLC, in its capacity as Lead Borrower, and certain other subsidiaries of the Company, in their capacities as Borrowers or Facility Guarantors, entered into a Seventh Amendment to Credit Agreement (the “Seventh Amendment”) with Bank of America, N.A. (successor by merger to LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance), and certain of the lenders party to the Credit Agreement, dated as of July 2, 2007 (as previously amended, the “BofA Credit Agreement”). Capitalized terms used but not defined in this description of the Seventh Amendment have the respective meanings set forth in the BofA Credit Agreement.

The Seventh Amendment amends the BofA Credit Agreement to, among other things: (i) consent to the Canadian Credit Agreement and the transactions contemplated thereby, and (ii) require the payment of U.S.$5,000,000 to reduce existing borrowings under the BofA Credit Agreement immediately following the initial funding under the Canadian Credit Agreement.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, which is filed herewith as Exhibit 10.2 and incorporated herein by this reference.

First Amendment to the Credit Agreement with Lion Capital

On December 30, 2009, the Company entered into a First Amendment to its Credit Agreement (the “First Amendment), dated as of March 13, 2009, as amended, among the Company, in its capacity as borrower, certain subsidiaries of the Company, in their capacity as facility guarantors, Wilmington Trust FSB, in its capacity as administrative agent and collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto (the “Lion Credit Agreement.”) Capitalized terms used but not defined in this description have the respective meanings set forth in the Lion Credit Agreement.

The First Amendment amends the Lion Credit Agreement to, among other things: (i) consent to the Canadian Credit Agreement and the transactions contemplated thereby and (ii) require the reimbursement of out-of-pocket expenses incurred by the Lenders in connection with the monitoring and oversight of their investment in Borrower.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed herewith as Exhibit 10.3 and incorporated herein by this reference.

In addition to being a party to the Lion Credit Agreement, Lion/Hollywood L.L.C. is a party to (i) an Investment Agreement, dated as of March 13, 2009, as amended, with the Company pursuant to which Lion is entitled to certain board representation and registration nights and was issued a warrant which is exercisable at any time during its term, to purchase an aggregate of 16 million shares of the Company’s common stock at an exercise price of $2.00 per share, subject to adjustment in certain circumstances, (ii) an Investment Voting Agreement, dated as of March 13, 2009, with the Company, (iii) a Letter Agreement Re: Extension of Lock-Up Agreement, dated as of March 13, 2009, as amended, with the Company and Dov Charney, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, and (iv) a Letter Agreement Re: Extension of Non-Competition and Non-Solicitation Covenants in Section 5.27(a) of the Merger Agreement, dated March 13, 2009, with the Company and Dov Charney.

The foregoing agreements and certain other agreements to which Lion is a party are described in more detail in the Company’s Current Reports on Forms 8-K filed with the Securities and Exchange Commission on March 16, 2009, April 16, 2009, June 19, 2009, August 20, 2009 and November 3, 2009.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of December 30, 2009, between American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. and Bank of Montreal

10.2	Seventh Amendment to Credit Agreement, dated as of December 30, 2009, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, Bank of America, N.A. and the lenders party thereto

10.3	First Amendment to Credit Agreement, dated as of December 30, 2009, among American Apparel, Inc., the facility guarantors from time to time party thereto, Wilmington Trust FSB, as the administrative agent and collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: January 6, 2010	By:	/s/ Adrian Kowalewski
Name: Adrian Kowalewski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 30, 2009, between American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. and Bank of Montreal

10.2	Seventh Amendment to Credit Agreement, dated as of December 30, 2009, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, Bank of America, N.A. and the lenders party thereto

10.3	First Amendment to Credit Agreement, dated as of December 30, 2009, among American Apparel, Inc., the facility guarantors from time to time party thereto, Wilmington Trust FSB, as the administrative agent and collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto